AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                              BLUE VALLEY BAN CORP.

                    A CORPORATION ORIGINALLY INCORPORATED IN THE
 STATE OF KANSAS ON JUNE 21, 1989



                                   ARTICLE ONE

                               NAME OF CORPORATION

      The  name  of  the   corporation   is  Blue   Valley   Ban  Corp.   (the
"Corporation").


                                   ARTICLE TWO

                           REGISTERED OFFICE AND AGENT

      The address of the Corporation's registered office in the State of Kansas is 11935 Riley, Overland Park, Johnson County, Kansas 66213. The name of its registered agent at such address is Robert D. Regnier.


                                  ARTICLE THREE

                           GENERAL NATURE OF BUSINESS

      The purpose of the Corporation is to engage in any lawful conduct or activity for which corporations may be organized under the Kansas General Corporation Code.


                                  ARTICLE FOUR

                                    DURATION

      The duration of the Corporation shall be perpetual.


                                  ARTICLE FIVE

                                  CAPITAL STOCK

                                AUTHORIZED SHARES

     1. The total number of shares of stock the Corporation has authority to issue shall be 30,000,000 shares, of which 15,000,000 shares shall be designated Preferred Stock (the

"Preferred Stock") and 15,000,000 shares shall be designated Common Stock, par value $1.00 per share (the "Common Stock").

     2. The relative rights, voting power, preferences and restrictions of the shares of each class of stock that are fixed by the Articles of Incorporation, and the express grant of authority to the Board of Directors of the Corporation to fix by resolution or resolutions certain rights, voting power, preferences and restrictions, are as follows:

                                 PREFERRED STOCK

     3. Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as the Board of Directors may determine. Each such series shall be given a distinguishing designation. All shares of any one series shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of such series, with those of other shares of Preferred Stock.

     4. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (a) The distinguishing designation and number of shares constituting that series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased from time to time by action of the Board of Directors;

          (b) The dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series or over the Common Stock;

          (c) The voting rights, if any, that shares of that series shall have, and the terms of such voting rights;

          (d) Whether the shares of that series shall be convertible into or exchangeable for cash, shares of stock of any other class or any other series, indebtedness or other property or rights, including securities of another corporation, and, if so, the terms and conditions of such exchange or conversion, including the rate or rates of conversion, and whether such rate shall be a designated amount or an amount determined in accordance with a designated formula or by reference to extrinsic data or events, the date or dates upon or after which they shall be convertible or exchangeable, the duration for which they shall be convertible or exchangeable, the event or events upon or after which they shall be convertible or exchangeable, and whether they shall be convertible or exchangeable at the option of the Corporation, the shareholder or another person, and the method (if any) of adjusting the rate of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

          (e) Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which

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

     the shares of that series shall be redeemable, whether they shall be redeemable at the option of the Corporation, the shareholder or another person, the amount per share payable in the event of redemption (which amount may vary under different conditions and at different redemption dates), whether such amount shall be a designated amount or an amount determined in accordance with a designated formula or by reference to extrinsic data or events, and whether such amount shall be paid in cash, indebtedness, securities or other property or rights, including securities of any other corporation;

          (f) Whether that series shall have a retirement or sinking fund for the purchase or redemption of shares of that series, and, if so, the terms and amount payable into such fund;

          (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series over shares of any other series or over the Common Stock;

          (h) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series; and

          (i) Any other preferences, powers, privileges, and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of that series, as the Board of Directors may deem advisable and as shall not be inconsistent with these Articles of Incorporation or the Kansas General Corporation Code.

                                  COMMON STOCK

     5. The holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation.

     6. To the extent permitted under the Kansas General Corporation Code and subject to the provisions of the Preferred Stock, the holders of Common Stock shall be entitled to participate ratably on a per share basis in the payment of dividends, whether in cash, property or securities of the Corporation, when and as declared thereon by the Board of Directors.

     7. Subject to the provisions of the Preferred Stock, the holders of Common Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.


                                   ARTICLE SIX

                             ACTION BY STOCKHOLDERS

     1. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the

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

Corporation and may not be effected by any consent in writing by such stockholders. Meetings of stockholders may be held within or without the State of Kansas, as the bylaws of the Corporation may provide. Election of Directors need not be by written ballot.

     2. The books of the Corporation may be kept outside the State of Kansas at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Stockholders shall have the right to inspect the books and records of the Corporation to the extent and in the manner provided by Kansas law, subject to reasonable restrictions as may be determined by the Board of Directors or the officers of the Corporation, from time to time with respect to any request for such inspection.

     3. Except as otherwise required by law and subject to the right of holders of Preferred Stock then outstanding, special meetings of stockholders may be called by the President of the Corporation or by or at the direction of a majority of the Board of Directors, and shall be called by the Chairman of the Board, the President or the Secretary upon the written request of the holders of not less than twenty percent (20 %) of all of the outstanding shares of the Corporation entitled to vote at the meeting. The business transacted at a special meeting of stockholders shall be limited to that stated in the notice of such meeting or in a duly executed waiver thereof.

     4. Except as otherwise provided by these Articles of Incorporation or as otherwise required by any applicable law, and subject to the rights of the holders of any Preferred Stock then outstanding, all of the shares of the capital stock of the Corporation entitled to vote on a matter shall vote on such matter together as a single class.

     5. The holders of capital stock of the Corporation shall not be entitled to use cumulative voting on any matter.

     6. Except as may otherwise be required by applicable law or regulation or be expressly authorized by the entire Board of Directors, a stockholder may make a nomination or nominations for Director of the Corporation at an annual meeting of stockholders or may bring up any other matter for consideration and action by the stockholders at an annual meeting of stockholders, only if the provisions of subsections A, B, C and D hereto shall have been satisfied. If such provisions shall not have been satisfied, any nomination sought to be made or other business sought to be presented by a stockholder for consideration and action by the stockholders at such a meeting shall be deemed not properly brought before the meeting, shall be ruled by the Chairman of the meeting to be out of order, and shall not be presented or acted upon at the meeting.

      A. The stockholder must be a stockholder of record on the record date for such annual meeting, must continue to be a stockholder of record at the time of such meeting, and must be entitled to vote thereat.

      B. The stockholder must deliver or cause to be delivered a written notice to the secretary of the Corporation. Such notice must be received by the secretary no less than one hundred twenty (120) days prior to the day corresponding to the date on which the Corporation released its proxy statement in connection with the


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

            previous year's annual meeting; provided, however, that if the date of the annual meeting has been changed by more than thirty
            (30) days from the date of the previous year's annual meeting, such notice must be received by the secretary a reasonable time prior to the time at which notice of such meeting is delivered to the stockholders. The notice shall specify (a) the name and address of the stockholder as they appear on the books of the
            Corporation, (b) the class and number of shares of the Corporation which are beneficially owned by the stockholder; (c) any material interest of the stockholder in the proposed business described in the notice; (d) if such business is a nomination for director, each nomination sought to be made, together with the reasons for each nomination, a description of the qualifications and business or professional experience of each proposed nominee and a statement signed by each nominee indicating his or her willingness to serve if elected, and disclosing the information about him or her that is required by the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations promulgated thereunder to be disclosed in the proxy materials for the meeting involved if he or she were a nominee of the Corporation for election as one of its directors; (e) if such business is other than a nomination for director, the nature of the business, the reasons why it is sought to be raised and submitted for a vote of the stockholders and if and why it is deemed by the stockholder to be beneficial to the Corporation, and (f) if so requested by the Corporation, all other information that would be required to be filed with the Securities and Exchange Commission if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the 1934 Act.

      C. Notwithstanding satisfaction of the provisions of subsection A and subsection B, the proposed business described in the notice may be deemed not to be properly brought before the meeting if, pursuant to state law or to any rule or regulation of the Securities and Exchange Commission, it was offered as a stockholder proposal and was omitted, or had it been so offered, it could have been omitted, from the notice of, and proxy material for, the meeting (or any supplement thereto) authorized by the Board of Directors.

      D. In the event such notice is timely given pursuant to subsection B and the business described therein is not disqualified pursuant to subsection C, such business may be presented by, and only by, the stockholder who shall have given the notice required by subsection A or a representative of such stockholder who is qualified under the law of the State of Kansas to present the proposal on the stockholder's behalf at the meeting.


                                  ARTICLE SEVEN

         NUMBER, CLASSIFICATION AND ELECTION OF DIRECTORS; VACANCIES

     1. The number of Directors constituting the entire Board of Directors shall be neither less than three (3) nor more than twelve (12). Subject to the rights of the holders of any Preferred Stock then outstanding, the specific number of Directors within such minimum and

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

maximum shall be authorized from time to time by, and only by, resolution duly adopted by a majority of the total number of Directors then constituting the entire Board of Directors.

     2. At the first annual meeting of stockholders following the filing of these Amended and Restated Articles of Incorporation with the Secretary of State of the State of Kansas after being adopted by the stockholders of the Corporation, the Board of Directors shall be divided into three (3) classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of Directors then constituting the entire Board of Directors. At such first annual meeting, Directors will be elected to serve staggered terms of either one, two or three years. The length of each Director's term shall depend upon the initial classification of the Director. Directors elected to Class I shall serve a one year term. Directors elected to Class II shall serve a two year term. Directors elected to Class III shall serve a three year term.

     At each annual stockholders' meeting thereafter, Directors elected to succeed the Directors whose terms expire at such meeting shall be elected for a full three year term. Initially, the number of Directors shall be five. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, to the extent possible, the equality of the number of Directors in each class. In no case shall a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual meeting for the year in which such Director's term expires and until a successor shall be duly elected and qualified, or until such Director's earlier death, resignation or removal.

     3. Subject to the rights of the holders of any Preferred Stock then outstanding, any vacancies existing on the Board of Directors for any reason, including by reason of any increase in the number of Directors, shall be filled only by the Board of Directors, acting by the affirmative vote of a majority of the Directors then in office. The term of a Director elected to fill a vacancy shall expire upon the expiration of the term of office of the class in which such vacancy occurred.

     4. The Board of Directors may authorize the appointment of a Chairman of the Board of Directors, who may, but need not be, the President of the Corporation.


                                  ARTICLE EIGHT

                              REMOVAL OF DIRECTORS

     Subject to the rights of the holders of any Preferred Stock then outstanding, (i) any Director, or the entire Board of Directors, may be removed from office at any time by the affirmative vote of the holders of record of outstanding shares representing at least sixty-six and two-thirds percent (66 2/3 %) of the voting power of all the shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class, and (ii) to the extent permitted by law, any Director may be removed from office at any time, but only for Cause, by the affirmative vote of a majority of the entire Board of Directors. As used in these Articles of Incorporation, the term "Cause" means (i) conviction of the Director of a felony; (ii) declaration by order of a court that the Director is of unsound mind; or (iii) gross

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

abuse of trust that is proven by clear and convincing evidence to have been committed in bad faith.


                                  ARTICLE NINE

        INDEMNIFICATION OF OFFICERS, DIRECTORS AND ADVISORY DIRECTORS

      The Corporation shall indemnify each officer, Director and advisory Director of the Corporation to the fullest extent permitted by applicable law. The modification or repeal of this ARTICLE NINE shall not adversely affect the right to indemnification of an officer, Director or advisory Director hereunder with respect to any act or omission occurring prior to such modification or repeal.


                                   ARTICLE TEN

     LIMITATION ON PERSONAL LIABILITY OF DIRECTORS AND ADVISORY DIRECTORS

      No Director or advisory Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a Director, except to the extent such exemption from liability or limitation thereof is not permitted under the Kansas General Corporation Code as presently in effect or as the same may hereafter be amended. Any repeal or modification of this ARTICLE TEN shall not adversely affect any right or protection of a Director or advisory Director of the Corporation existing at the time of such repeal modification.


                                 ARTICLE ELEVEN

                           CONTROL SHARE ACQUISITIONS

      The Corporation expressly elects to be governed by ss.ss. 17-1286 et seq. of the Kansas General Corporation Code to the same extent as if such provisions, as amended from time to time, were restated in their entirety herein.


                                 ARTICLE TWELVE

              BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

      The Corporation expressly elects to be governed by ss.ss. 17-12, 100 et seq. of the Kansas General Corporation Code to the same extent as if such provisions, as amended from time to time, were restated in their entirety herein.

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


                                ARTICLE THIRTEEN

                               AMENDMENT OF BYLAWS

      The Board of Directors is hereby authorized to make, amend, alter or repeal the bylaws of the Corporation, subject to the power of the stockholders as described below to make, amend, alter or repeal the bylaws of the Corporation. Notwithstanding the foregoing or any other provisions of these Amended and Restated Articles of Incorporation or of the bylaws of the Corporation, the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding capital stock of the Corporation, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, ARTICLE TWO, ARTICLE THREE and ARTICLE EIGHT of the bylaws of the Corporation.


                                ARTICLE FOURTEEN

                              AMENDMENT OF ARTICLES

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Kansas, and all rights conferred upon stockholders herein are granted subject to this reservation.

Notwithstanding the above provision or any other provisions of the Articles of Incorporation or the bylaws of the Corporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3 %) of the voting power of the shares of the then outstanding voting stock of the Corporation, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, ARTICLES SIX, SEVEN, EIGHT, NINE, TEN, ELEVEN, TWELVE, THIRTEEN or this ARTICLE FOURTEEN of these Articles of Incorporation.


These Amended and Restated Articles of Incorporation were proposed by the Board of Directors of the Corporation and adopted by the Corporation's stockholders in accordance with the provisions of K.S.A. 17-6605 and K.S.A. 17-6602.


Dated January 12,2000.                          BLUE VALLEY BAN CORP.


                                                By: /s/ Robert D. Regnier
                                                    Robert D. Regnier
                                                    President
ATTEST:

/s/ Patricia L. Day
Patricia L. Day, Secretary